FIRST AMENDMENT TO THE
TRANSFER AGENT SERVICING AGREEMENT

THIS FIRST AMENDMENT dated as of November 2, 2007, to the Transfer Agent Servicing Agreement, dated as of April 26, 2006 (the "Transfer Agent Agreement"), is entered by and between TRUST FOR PROFESSIONAL MANAGERS, a Delaware business trust, (the "Trust") on half of the Snow Capital Opportunity Fund (the "Fund") and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into a Transfer Agent Agreement; and

WHEREAS, the Trust and USBFS desire to amend the fees of said Transfer Agent Agreement; and

WHEREAS, Section 12 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit C of the Agreement is hereby superseded and replaced with Exhibit C attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

TRUST FOR PROFESSIONAL MANAGERS	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Joseph Neuberger	By: /s/ Michael R. McVoy

Printed Name: Joseph Neuberger	Printed Name: Michael R. McVoy

Title: Chairman	Title: Executive Vice President

Exhibit C to the Transfer Agent Servicing Agreement
Trust for Professional Managers – Snow Capital Opportunity Fund

TRANSFER AGENT & SHAREHOLDER SERVICES-ANNUAL FEE SCHEDULE at September 2007

 Service Charges to the Fund*

 Shareholder Account Fee (Subject to Minimum)
♦ No-Load  - $____ /account
♦ Load Fund - $____ /account
♦ Daily Accrual Fund - $____ /account
♦ Closed Accounts - $____ /account

 Annual Minimum – Up to 500 accounts per fund
♦ $____ per no-load fund
♦ $____ first load or daily accrual fund
♦ $____ each additional class

 Annual Minimum – Over 500 accounts per fund
♦ $____ per no-load fund
♦ $____ per load or daily accrual fund
♦ $____ each additional class

Dealer Reclaim Service:  $____ per month (USBFS will bill/reclaim losses attributable to “as of” trading by dealers.  The minimum loss (per transaction) for which USBFS will bill is $____.

 Activity Charges
♦ Telephone Calls - $____ /minute
♦ E-mail Services
$____/month administration
$____/e-mail received
♦ Draft Check Processing - $____/draft
♦ Daily Valuation Trades - $____/trade
♦ Lost Shareholder Search - $____/search
♦ AML New Account Service - $____/new domestic accounts and $____/new foreign account
♦ ACH/EFT Shareholder Services:
$____ /month/fund group
$____ /ACH item, setup, change
$____ /correction, reversal

 Out-of-pocket Costs - Including but not limited to:
Telephone toll-free lines, call transfers, etc.
♦ Mailing, sorting and postage
♦ Stationery, envelopes
♦ Programming, special reports
♦ Insurance, record retention, microfilm/fiche
♦ Proxies, proxy services
♦ ACH fees, NSCC charges
♦ All other out-of-pocket expenses

Fees are billed monthly.
Subject to CPI increase, Milwaukee MSA.

 Service Charges to Investors

 Qualified Plan Fees (Billed to Investors)
♦  $____ /qualified plan acct (Cap at $____/SSN)
♦  $____ /Coverdell ESA acct (Cap at $____/SSN)
♦  $____ /transfer to successor trustee
♦  $____ /participant distribution (Excluding SWPs)
♦  $____ /refund of excess contribution

Additional Shareholder Fees (Billed to Investors)
♦  $____ /outgoing wire transfer
♦  $____ /overnight delivery
♦  $____ /telephone exchange
♦  $____ /return check or ACH
♦  $____ /stop payment
♦  $____ /research request (Cap at $____/request)
(For requested items of the second calendar year [or previous] to the request)

 Technology Charges
1. Fund Group Setup (first cusip) - $____/fund group
2. Fund Setup - $____/cusip (beyond first cusip)
3. NSCC Service Interface – All NSCC Services
  ♦ Setup - $____/fund group
  ♦ Annual - $____/cusip/year
4. Telecommunications and Voice Services
  ♦ Service Setup - $____ ATT transfer connect
  ♦ VRU Setup - $____/fund group
  ♦ VRU Maintenance - $____/cusip/month
  ♦ $____/voice response call
  ♦ $____/voice recognition call
5. Asset Allocation Services - $____/account group/year (4 reallocations)
6. 12b-1 Aging - $____/account/year
7. Average Cost - $.____/account/year
8. Development/Programming - $____/hour
9. Excessive Trader - $____ setup/fund group of 1-5 funds,
  $____ setup/fund group of over 5 funds,
  $____/account/year
10. File Transmissions – subject to requirements
11. Selects - $____ per select
12. ReportSource - $____/month – Web reporting
13. Extraordinary services – charged as incurred
  ♦ Conversion of Records (if necessary) – Estimate to be provided.
  ♦ Custom processing; re-processing
  ♦ All other extraordinary services

Advisor’s signature below acknowledges approval of the fee schedule on this Exhibit C
SNOW CAPITAL MANAGEMENT, L.P.

By: /s/ Carl Vuono

Name: Carl Vuono                                          Title: COO

Date: 11/12/07